SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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                              Pulaski Bancorp, Inc.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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         pursuant to Exchange Act Rule 0-11:

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                              PULASKI BANCORP, INC.
                               130 Mountain Avenue
                       Springfield, New Jersey 07081-1783
                                 (973) 564-9000

                                   May 8, 2002




Dear Fellow Shareholder:

               Re: Notice of New Business to be Addressed at the Annual Meeting
                   of Shareholders to be held on May 22, 2002.


         At the upcoming Annual Meeting of Shareholders of Pulaski Bancorp, Inc. to be held on May 22, 2002 at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey at 10:00 a.m. local time, an additional item of business will be presented for shareholder approval. Specifically, the Board of Directors of Pulaski Bancorp, Inc., subject to shareholder approval and the approval of the Office of Thrift Supervision, has approved an amendment to the Company's Charter eliminating Section 6 of the Charter, which imposes a restriction on the ability of any person, other than Pulaski Bancorp, M.H.C., the parent holding company of the Company, to acquire greater than 10 percent of any class of any equity security of the Company.

         If the Charter is not amended to eliminate Section 6, Kearney Financial Corp., Inc. would be unable to consummate the acquisition of Pulaski Bancorp, Inc., whether or not shareholder approval of the Merger Agreement is obtained. The Board intends to present this Charter Amendment for consideration by the shareholders present in person at the annual meeting. Management is not soliciting any proxies for approval of the Charter Amendment at this time and will not use proxies previously solicited for this meeting for the proposed Charter Amendment. The Charter Amendment will be presented at the annual meeting and will be voted on at that time by ballot by those shareholders present in person at the meeting. In the event a majority of the shares outstanding of Pulaski Bancorp, Inc. that are not held by Pulaski Bancorp, M.H.C. are voted in favor of the Merger Agreement, Pulaski Bancorp, M.H.C., which owns 58.2% of the shares of common stock entitled to vote at the annual meeting, has indicated it intends to vote such shares of common stock in favor of the proposed Charter Amendment, thereby ensuring that the Charter Amendment will be approved at the Annual Meeting.


                                         By the Order of the Board of Directors


                                         /s/ Valerie Kaminski
                                         -------------------------
                                         Valerie Kaminski
                                         Secretary


Springfield, New Jersey
May 8, 2002